As filed with the Securities and Exchange Commission on May 12, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

51job, Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

21st Floor, Wen Xin Plaza
755 Wei Hai Road
Shanghai 200041
People’s Republic of China
Telephone: +(86-21) 3201-4888
(Address and Telephone Number, Including Areas Code, of Registrant’s Principal Executive Offices)

51job, Inc.
2000 Stock Plan
(Full Title of the Plan)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, New York 10001
(800) 767-1553
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Leiming Chen
Shearman & Sterling LLP
12th Floor, Gloucester Tower, The Landmark
11 Pedder Street
Central, Hong Kong
+(852) 2978-8000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering		Amount of
Title of securities to be registered(1)	registered	per share	price		registration fee
Common shares, par value US$0.0001 per share	1,391,150 shares	$0.15(2)	$208,672.50	(2)	$24.56	(2)
Common shares, par value US$0.0001 per share	281,250 shares	$0.50(2)	$140,625.00	(2)	$16.55	(2)
Common shares, par value US$0.0001 per share	199,988 shares	$1.00(2)	$199,988.00	(2)	$23.54	(2)
Common shares, par value US$0.0001 per share	92,176 shares	$3.25(2)	$299,572.00	(2)	$35.26	(2)
Common shares, par value US$0.0001 per share	679,200 shares	$8.695(2)	$5,905,644.00	(2)	$695.09	(2)
Common shares, par value US$0.0001 per share	896,844 shares	$6.8325(3)	$6,127,686.63	(3)	$721.23	(3)

Total	3,540,608 shares		$12,882,188.13		$1,516.23

(1)	The common shares being registered hereby may be represented by the Registrant’s American Depositary Shares, each of which represents two common shares. The American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of any of the common shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed with the Commission on July 9, 2004 (File No. 333-117254).

(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, for common shares subject to stock options awarded under the 51job, Inc. 2000 Stock Plan are based on the exercise price of such stock options.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, for common shares subject to stock options available for future awards under the 51job, Inc. 2000 Stock Plan were calculated based upon the average of the high price of $14.10 and low price of $13.23 of the Registrant’s American Depositary Shares on May 11, 2005, as reported on the Nasdaq National Market.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Certain Documents by Reference
Item 4.	Description of Securities
Item 5.	Interests of Named Experts and Counsel
Item 6.	Indemnification of Directors and Officers
Item 7.	Exemption from Registration Claimed
Item 8.	Exhibits
Item 9.	Undertakings

SIGNATURES

POWER OF ATTORNEY

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

EXHIBIT INDEX
Exhibit 5.1	Opinion of Maples and Calder
Exhibit 10.1	51job, Inc. 2000 Stock Plan
Exhibit 23.1	Consent of Maples and Calder (included in Exhibit 5.1)
Exhibit 23.2	Consent of PricewaterhouseCoopers Zhong Tian Certified Public Accountants Ltd. Co.
Exhibit 24.1	Power of Attorney (included on signature page hereto)
EX-5.1 OPINION OF MAPLES AND CALDER
EX-10.1 51JOB, INC. 2000 STOCK PLAN
EX-23.2 CONSENT OF PWC ZHONG TIAN

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

     The following documents filed with the Commission by 51job, Inc. (the “Registrant”) are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 20-F filed with the Commission on April 27, 2005.

(b)	The description of the Registrant’s common shares contained in its Registration Statement on Form 8-A filed with the Commission on July 12, 2004 (which incorporates such description of the common shares set forth under “Description of Share Capital” in the Registrant’s prospectus filed with the Commission on September 28, 2004 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

     Not applicable.

Item 5.	Interests of Named Experts and Counsel

     Not applicable.

Item 6.	Indemnification of Directors and Officers

     Cayman Islands law and Article 163 of the Registrant’s amended and restated articles of association provide that the Registrant may indemnify its directors and officers acting in relation to any of its affairs against any liability incurred by them by reason of any act done or omitted in the execution of their duty in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

     The Registrant has entered into indemnification agreements with each of its directors and senior officers under which the Registrant indemnifies them to the fullest extent permitted by Cayman Islands law, its articles of association and other applicable law, from and against all expenses and liabilities arising from any proceeding to which the indemnitee is or was a party, except expenses and liabilities, if any, incurred or sustained by or through the indemnitee’s own willful neglect or default.

Item 7.	Exemption from Registration Claimed

     Not applicable.

Item 8.	Exhibits

Exhibit No.	Description
5.1	Opinion of Maples and Calder
10.1	51job, Inc. 2000 Stock Plan
23.1	Consent of Maples and Calder (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers Zhong Tian Certified Public Accountants Ltd. Co.
24.1	Power of Attorney (included on signature page hereto)

Item 9.	Undertakings

     (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, the People’s Republic of China on May 12, 2005.

51JOB, INC.
By:	/s/ Rick Yan
Name:	Rick Yan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Yan as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 2005.

Signature	Title

/s/ Donald L. Lucas	Director, Chairman of the Board of Directors

Donald L. Lucas

/s/ Rick Yan	Director, President and Chief Executive Officer

Rick Yan	(Principal executive officer)

/s/ David K. Chao	Director

David K. Chao

/s/ Shan Li	Director

Shan Li

/s/ Charles E. Phillips, Jr.	Director

Charles E. Phillips, Jr.

/s/ Kathleen Chien	Chief Financial Officer (Principal financial and accounting officer)

Kathleen Chien

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of 51job, Inc., has signed this Registration Statement on May 12, 2005.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director